UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: August 3, 2007

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On August 6, 2007, Temple-Inland Inc. (the “Company”) issued a press release announcing, as part of its transformation plan, it had entered into a definitive agreement with an investment entity created and managed by an affiliate of The Campbell Group, Inc. to sell a total of approximately 1.55 million acres of timberland for approximately $2.38 billion. The agreement contains customary representations and warranties.

The acreage included in the sale consists of 1.38 million acres of land owned in fee and leases covering 175,000 acres. The transaction is expected to close in fourth quarter 2007, subject to customary closing conditions.

The total consideration is expected to consist almost entirely of installment notes. Roughly 30 days after the sale is closed, the Company expects to pledge the installment notes as collateral for a non-recourse loan. The net cash proceeds from these transactions, after current taxes and transaction costs, are anticipated to be approximately $1.8 billion. Following the pledge of installment notes, the Company expects to use the majority of these proceeds to pay a special dividend, which is currently estimated to be approximately $1.1 billion, or $10.25 per share, to its common stockholders. The remaining approximately $700 million of the cash proceeds will be used to reduce debt.

The transaction includes a 20-year fiber supply agreement for pulpwood and a 12-year fiber supply agreement for sawtimber, the terms of which are both subject to extension. Fiber will be purchased at market prices.

A copy of the press release is furnished as exhibit 99.1 to this report.

This report contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs, impaired assets, and the allowance for credit losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; our ability to execute certain strategic and business improvement initiatives, including the Transformation Plan; closing the transactions described in this report; and other factors, many of which are beyond our control.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release issued by the Company on August 6, 2007, announcing an agreement to sell its strategic timberland.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: August 6, 2007	By:	/s/ Doyle R. Simons
Name: Doyle R. Simons
Title: Executive Vice President

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Press release issued by the Company on August 6, 2007, announcing an agreement to sell its strategic timberland	5

4